Exhibit 99.1

Kenexa Announces Financial Results for Fourth-Quarter and Full Year 2007

WAYNE, Pa. – February 7, 2008 – Kenexa (Nasdaq: KNXA), a leading provider of talent acquisition and retention solutions, today announced its operating results for the fourth quarter and full year ended December 31, 2007.

For the fourth quarter of 2007, Kenexa reported total revenue of $47.7 million, representing an increase of 31% over the $36.4 million recorded for the fourth quarter of 2006. Subscription revenue was $38.7 million for the fourth quarter of 2007, an increase of 30% compared to the fourth quarter of 2006, while professional services and other revenue was $9.0 million for the fourth quarter of 2007, an increase of 36% over the same period of 2006.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “The fourth quarter was highlighted by favorable cash flow and revenue and non-GAAP earnings per share that were in-line with or above our guidance. Our momentum with new customers continues to be strong, with interest in our Kenexa Recruiter BrassRing offering helping to drive a record number of new preferred partner customers in the fourth quarter.” Karsan added, “Kenexa is among the largest talent management vendors and we believe the Company continues to gain market share. As we enter 2008 and beyond, we believe that Kenexa’s industry leading domain expertise, proprietary content, strong technology and large and growing customer base positions us well competitively. We are highly focused on continuing to leverage this position to drive growth, profitability and cash flow for our shareholders.”

Kenexa’s income from operations, determined in accordance with generally accepted accounting principles (GAAP), was $8.3 million for the three months ended December 31, 2007, compared with $6.7 million for the corresponding period of 2006. GAAP net income was $6.0 million or $0.24 per diluted share for the quarter, compared to $5.2 million or $0.24 per diluted share for the same period of 2006.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles associated with recent acquisitions, was $10.3 million, representing an increase of 29% on a year-over-year basis and a non-GAAP operating margin of 22%. Non-GAAP net income, which excludes stock-based compensation expense and amortization of intangibles associated with recent acquisitions, was $7.9 million, or $0.32 per diluted share, for the quarter ended December 31, 2007, based on a non-GAAP effective tax rate of 29% and 25.2 million weighted average shares outstanding. Non-GAAP net income per diluted share was $0.31 in the year ago period, based on a non-GAAP effective tax rate of 19% and 21.2 million weighted average shares outstanding.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents and short term investments of $96.5 million at December 31, 2007, a decrease from $113.8 million at the end of the prior quarter. The decrease in cash was primarily the result of $25.5 million in cash used to repurchase the company’s common shares during the quarter, offset in part by $15.6 million in positive cash from operations in the quarter. Deferred revenue was $35.1 million at the end of the quarter, an increase of 5% compared to the end of the previous quarter.

Don Volk, Chief Financial Officer of Kenexa, stated, “We believe that Kenexa’s combination of greater than 20% revenue growth and non-GAAP operating margins of over 20% puts it in a unique class within the on-demand software sector. The strong cash flow capabilities of the Company are evidenced by the fact that our cash from operations grew over 100% year-over-year to $38.6 million for the twelve months ended December 31, 2007.”

Other Fourth Quarter Highlights

•	More than 50 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.2 million, up from the $800,000 level at the end of 2006.

•

On November 8, 2007, the Company announced that its Board of Directors approved a share repurchase program of up to 2.0 million shares. As of December 31, 2007, the Company had repurchased 1.5 million shares as part of this plan.

Full Year 2007 Results

For the full year 2007, Kenexa reported total revenue of $181.9 million, representing an increase of 62% compared to the full year 2006. Subscription revenue was $148.6 million, an increase of 64% compared to full year 2006, while professional services and other revenue was $33.3 million, an increase of 54% over the same period of 2006.

Kenexa’s income from operations, determined in accordance with GAAP, was $31.0 million for the year ended December 31, 2007, compared with $18.6 million for the full year 2006. GAAP net income was $23.5 million or $0.93 per diluted share for the full year 2007. This compares to GAAP net income of $15.9 million, or $0.78 per diluted share for the full year 2006.

Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles associated with recent acquisitions and one-time consulting fees and tax benefits related to research and development credit carrybacks, was $37.6 million for the full year ended December 31, 2007. This represented a 68% increase compared to $22.4 million for the ended December 31, 2006.

Non-GAAP net income per diluted share, which excludes stock-based compensation expense, amortization of intangibles associated with recent acquisitions and one-time consulting fees related to research and development credit carrybacks, was $1.16 for the year ended December 31, 2007. This is an increase compared to $0.96 for the year ended December 31, 2006.

Business Outlook

Based on information as of February 7, 2008, the Company is issuing guidance for the first quarter and full year 2008 as follows:

First Quarter 2008: The Company expects revenue to be $48.2 million to $49.2 million, subscription revenue to be $38.6 million to $39.4 million and non-GAAP operating income to be $6.9 million to $7.3 million. Assuming a 30% effective tax rate for reporting purposes and 24 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.22 to $0.23. First quarter results are expected to include a one-time expense of $2.3 million associated with the opening of a new development office in India. This represents a net impact of $0.10 per diluted share.

Full Year 2008: The Company expects total revenue to be $221 million to $227 million, subscription revenue to be $177 million to $182 million and non-GAAP operating income to be $44.6 million to $45.4 million. Assuming a 30% effective tax rate and 24 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.38 to $1.42. Full year 2008 results are expected to include a one-time expense of $2.3 million associated with the opening of a new office location in India, which will occur during the first quarter. This represents a net impact of $0.10 per diluted share.

Conference Call Information

Kenexa will host a conference call today, February 7, 2008, at 5:00 pm (Eastern Time) to discuss the Company’s financial results and financial guidance. To access this call, dial 888-601-3869 (domestic) or 913-312-0732 (international). A replay of this conference call will be available through February 14, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2495014. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from the BrassRing transaction, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions (including BrassRing). Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income or expense; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP net income per diluted earnings per share; and non-GAAP effective tax as described below. The Company’s non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangible assets related to the Company’s acquisitions, and one-time research and development credits and the related consulting fees incurred to identify those credits.

Stock-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $0.8 million and $3.8 million for the three and twelve months ended December 31, 2007 and $1.1 million and $3.1 million for the three and twelve months ended December 31, 2006, respectively. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants – which are unpredictable and can vary dramatically from period to period – and because of external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. The amortization of acquired intangible assets was $1.1 million and $2.6 million for the three and twelve months ended December 31, 2007, and $0.2 million and $0.7 million for the three and twelve months ended December 31, 2006, respectively. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development (“R&D”) credits and the related consulting fees incurred to identify those credits. R&D credits relate to R&D activities performed from 2003 to 2005, and reduce the Company’s tax expense. These tax credits totaling $0.8 million were claimed in the Company’s third quarter tax filing and are reflected in the Company’s September 30, 2007 financial statements. The R&D tax credit is excluded from the Company’s non-GAAP financial measures in the current quarter because of the one-time nature of the look-back adjustment. The related consulting fees totaling $0.1 million, incurred to identify the R&D tax credits were also excluded from the Company’s non-GAAP financial measures in the current quarter for the same reason cited above.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa Corporation (Nasdaq: KNXA) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, onboarding, employment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

# # #

Contact

MEDIA CONTACT:
	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty ICR (617) 956-6730 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2007	December 31, 2006
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$38,032	$42,502
Short term investments	58,423	—
Accounts receivable, net of allowance for doubtful accounts of $761 and $975	31,893	31,493
Unbilled receivables	2,423	1,005
Income tax receivable	2,008	—
Deferred income taxes	2,399	8,093
Prepaid expenses and other current assets	3,356	3,578

Total current assets	138,534	86,671

Property and equipment, net of accumulated depreciation	17,620	8,469
Software, net of accumulated amortization	1,557	2,122
Goodwill	173,502	143,371
Intangible assets, net of accumulated amortization	10,134	4,570
Deferred income taxes, non-current	—	1,430
Deferred financing costs, net of accumulated amortization	663	1,295
Other assets	5,879	19,531

Total assets	$347,889	$267,459

Liabilities and Shareholders’ Deficiency
Current liabilities
Accounts payable	$5,812	$5,672
Line of credit	—	20,000
Notes payable, current	49	138
Commissions payable	1,025	1,674
Accrued compensation and benefits	8,363	9,878
Other accrued liabilities	6,299	6,086
Deferred revenue	35,076	31,251
Capital lease obligations	140	229

Total current liabilities	56,764	74,928

Term loan	—	45,000
Capital lease obligations, less current portion	94	145
Notes payable, noncurrent	73	111
Other noncurrent liabilities	65	114
Deferred income taxes	3,246	—

Total liabilities	$60,242	$120,298

Commitments and Contingencies
Shareholders’ equity
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 24,032,446 and 20,897,777 and shares issued, respectively	254	209
Additional paid-in capital	317,409	176,345
Treasury stock, shares class A common stock, 1,448,091 and none, respectively, at cost	(25,482)	—
Accumulated other comprehensive income	1,407	96
Accumulated deficit	(5,941)	(29,489)

Total shareholders’ equity	$287,647	$147,161

Total liabilities and shareholders’ equity	$347,889	$267,459

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue
Subscription revenue	$38,733	$29,745	$148,662	$90,470
Other revenue	9,015	6,627	33,264	21,637

Total revenue	47,748	36,372	181,926	112,107
Cost of revenue	13,183	10,293	50,920	31,712

Gross profit	34,565	26,079	131,006	80,395

Operating expenses:
Sales and marketing	9,184	7,698	35,324	25,134
General and administrative	10,269	7,548	39,332	24,520
Research and development	4,400	3,048	17,737	8,618
Depreciation and amortization	2,409	1,126	7,584	3,487

Total operating expenses	26,262	19,420	99,977	61,759

Income from operations	8,303	6,659	31,029	18,636

Interest (income) expense	(929)	6	(3,098)	(1,560)
Income from operations before income taxes	9,232	6,653	34,127	20,196
Income tax expense	3,269	1,478	10,579	4,303

Net income	$5,963	$5,175	$23,548	$15,893

Basic net income per share:	$0.24	$0.25	$0.94	$0.80

Weighted average shares used to compute net income per share - basic	24,860,818	20,736,198	24,926,468	19,911,775

Diluted net income per share:	$0.24	$0.24	$0.93	$0.78

Weighted average shares used to compute net income per share - diluted	25,193,807	21,227,577	25,327,004	20,425,794

Non-GAAP income from operations and net income excludes stock-based compensation and amortization of intangibles:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:

Income from operations	$8,303	$6,659	$31,029	$18,636

Add back:
Stock-based compensation expense	833	1,130	3,793	3,076
Amortization of intangibles associated with acquisitions	1,148	190	2,646	652

Non-GAAP income from operations	$10,284	$7,979	$37,590	$22,364

Non-GAAP income from operations as a percentage of revenue	22%	22%	21%	20%

Weighted average shares used to compute net income per share - basic	24,860,818	20,736,198	24,926,468	19,911,775

Dilutive effect of options, RSUs and warrants	332,989	491,379	400,536	514,019

Weighted average shares used to compute net income per share - diluted	25,193,807	21,227,577	25,327,004	20,425,794

Net income	$5,963	$5,175	$23,548	$15,893

Stock-based compensation expense	833	1,130	3,793	3,076
One time consulting fee related to R&D credit carryback	—	—	122	—
Amortization of intangibles associated with acquisitions	1,148	190	2,646	652
Less: One time benefit of R&D carryback	—	—	(822)	—

Non-GAAP net income	$7,944	$6,495	$29,287	$19,621

Non-GAAP net income per diluted share	$0.32	$0.31	$1.16	$0.96

Non-GAAP tax rate calculation

Income from operations after interest income and before income taxes	9,232	6,653

Stock-based compensation expense	833	1,130
Amortization of intangibles associated with acquisitions	1,148	190

Non-GAAP Income from operations before income taxes	11,213	7,973

Income tax expense on operations	3,269	1,478

Non-GAAP tax rate	29%	19%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:
Gross profit	$34,565	$26,079
Add: stock-based compensation expense	84	135

Non-GAAP gross profit	$34,649	$26,214

Accumulated other comprehensive income
Sales and marketing	$9,184	$7,698
Less: stock-based compensation expense	(228)	(573)

Non-GAAP sales and marketing	$8,956	$7,125

General and administrative	$10,269	$7,548
Less: stock-based compensation expense	(605)	(377)

Non-GAAP general and administrative	$9,664	$7,171

Research and development	$4,400	$3,048
Less: stock-based compensation expense	84	(45)

Non-GAAP research and development	$4,484	$3,003

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31,
	2007	2006
Cash flows from operating activities
Net Income from operations	$23,548	$15,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,584	3,487
Non-cash interest expense	22	72
Share-based compensation	3,793	3,076
Excess tax benefits from share-based payment arrangements	(1,284)	(2,762)
Amortization of deferred financing costs	734	115
Bad debt expense (recovery)	186	(182)
Deferred taxes	4,752	(1,062)
Changes in assets and liabilities
Accounts and unbilled receivables	450	(11,010)
Prepaid expenses and other current assets	389	967
Income tax receivable	(2,008)	—
Other assets	(1,042)	(233)
Accounts payable	(708)	(1,446)
Accrued compensation and other accrued liabilities	(855)	6,340
Commissions payable	(649)	787
Deferred revenue	3,698	4,616
Other liabilities	(47)	(48)

Net cash provided by operations	38,563	18,610

Cash flows from investing activities
Purchases of property and equipment	(12,701)	(4,182)
Cash paid for intangible assets	—	(300)
Purchases of available-for-sale investments	(133,746)	—
Sales of available-for-sale investments	75,220	—
Acquisitions, net of cash acquired	(29,959)	(133,678)
Cash deposited in escrow for acquisitions	14,890	(17,958)

Net cash used in investing activities	(86,296)	(156,118)

Cash flows from financing activities
Net repayments under line of credit agreement	(65,000)	65,000
Repayments of notes payable	(363)	(422)
Collections of notes receivable	—	120
Share issuance from Employee stock purchase plan	251	—
Repurchase of Common Shares	(25,482)	—
Excess tax benefits from share-based payment arrangements	1,284	2,762
Net Proceeds from public offering of common stock	130,398	66,281
Deferred financing costs	(102)	(1,360)
Net Proceeds from option exercises	1,560	4,364
Repayments of capital lease obligations	(222)	(360)

Net cash provided by financing activities	42,324	136,385

Effect of exchange rate changes on cash and cash equivalents	939	126
Net decrease in cash and cash equivalents	(4,470)	(997)
Cash and cash equivalents at beginning of year	42,502	43,499

Cash and cash equivalents at end of year	$38,032	$42,502

Supplemental disclosures of cash flow information Cash paid during the period for:
Interest	$821	$1,050
Income taxes	$6,564	$2,442
Noncash investing and financing activities
Capital Leases	$91	$325
Stock issuance for Gantz Wiley Research Acquisition	—	$3,170
Stock issuance for Psychometric Services Acquisition	—	$627
Stock issuance for Gantz Wiley earn out	$650	—
Stock issuance for StraightSource Acquisition	$3,174	—